Filed pursuant to Rule 424(b)(3)

Registration No. 333-179460

PROSPECTUS SUPPLEMENT NO. 42
to Prospectus declared
effective on May 10, 2012
(Registration No. 333-179460)
TWIN CITIES POWER HOLDINGS, LLC

This Prospectus Supplement No. 42 supplements our Prospectus declared effective May 10, 2012, as previously supplemented on May 10, 2012, May 16, 2012, May 25, 2012, May 29, 2012, June 1, 2012, June 14, 2012, June 25, 2012, June 29, 2012, July 10, 2012, August 14, 2012, August 31, 2012, September 20, 2012, October 12, 2012, November 2, 2012, November 14, 2012, December 20, 2012, December 31, 2012, January 8, 2013, March 1, 2013, March 18, 2013, March 29, 2013, April 1, 2013, May 2, 2013, May 15, 2013, May 31, 2013, June 10, 2013, June 17, 2013, June 19, 2013, June 20, 2013, August 14, 2013, August 16, 2013, August 26, 2013, September 11, 2013, November 1, 2013, November 14, 2013, December 10, 2013, December 31, 2013, March 17, 2014, March 26, 2014, and March 28, 2014 (collectively, the “Prospectus”).

You should read this Prospectus Supplement No. 42 together with the Prospectus.

This Prospectus Supplement No. 42 includes the attached Amendment to Annual Report on Form 10-K/A of Twin Cities Power Holdings, LLC as filed by us with the Securities and Exchange Commission on April 8, 2014.

The notes can only be purchased by residents of: California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Kansas, Michigan, Minnesota, Mississippi, Missouri, New Jersey, New Mexico, New York, Pennsylvania, South Dakota, Texas, Utah, Vermont, and Wisconsin. No offer is made by this prospectus supplement to residents of any other state. See the section of the Prospectus, “Notices to Investors of Certain States and Suitability Standards,” for additional details.

The information contained herein, including the information attached hereto, supplements and supersedes, in part, the information contained in the Prospectus.  This Prospectus Supplement No. 42 should be read in conjunction with the Prospectus, and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 42 supersedes the information contained in the Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement No. 42 is April 8, 2014.

UNITED STATES OF AMERICA

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10-K/A

(Amendment No. 1)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Transition Period from ________ to ________

Commission File Number: 333-179460

Twin Cities Power Holdings, LLC

(Exact name of registrant as specified in its charter)

Minnesota	27-1658449
(State of organization)	(IRS Employer Identification Number)

16233 Kenyon Avenue, Suite 210

Lakeville, Minnesota 55044

(Address of principal executive offices, zip code)

(952) 241-3103

(Registrant’s telephone number, including area code)

Securities registered under Sections 12(b) or 12(g) of the Act	Name of each exchange on which registered
None	None

Securities for which there is a reporting obligation pursuant to Section 15(d) of the Act

$50,000,000

3 and 6 Month and 1, 2, 3, 4, 5 and 10 Year Renewable Unsecured Subordinated Notes

_________________________________________________________

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation ST (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See definition of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

EXPLANATORY NOTE

The purpose of this Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 28, 2014 (the “Form 10-K”), is solely to correct a typographical error appearing in Part II, Item 6.

No other changes have been made to the Form 10-K.  This Amendment No. 1 to the Form 10-K speaks as of the original filing date of the Form 10-K, does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way disclosures made in the original Form 10-K.

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Part II

Item 6 – Selected Consolidated Financial Data

The following table sets forth selected consolidated financial data for the last two years derived from the audited consolidated financial statements of Twin Cities Power Holdings, LLC. The following information is only a summary and you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” beginning on page 39 and our consolidated financial statements and notes thereto found in “Financial Statements and Supplementary Data” beginning on page 53.

	Years ended December 31
Dollars in thousands unless otherwise indicated	2013	2012
Statements of Operations Data
Net revenue	$32,785	$19,074
Total operating expenses	29,176	16,036
Operating income	3,610	3,038
Net other income (expense)	(1,469)	(1,051)
Income before income taxes	2,140	1,987
Provision for taxes	9	56
Net income	2,131	1,931
Preferred distributions	(549)	(503)
Net income attributable to common	$1,582	$1,427
Ratio of earnings to fixed charges (1)	2.26x	2.61x

Balance Sheet Data
Cash and trading deposits	$13,675	$12,797
Total assets	17,562	16,263
Total debt	10,185	6,280
Total liabilities	12,813	9,864
Total redeemable preferred & members' equity	4,748	6,399

______________

(1)	Fixed charges include interest expense, one-third of operating lease rental expense as reported in the footnotes to our financial statements, and amortization of deferred financing costs. We have included one-third of the operating lease rental expense because that is the portion the Company estimates to be the interest component attributable to such rent expense, with the remaining two-thirds considered to be depreciation.

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Exhibit Index

Exhibit Number	Description
31.1	Certification of Chief Executive Officer, pursuant to Rule 13a-14 and 15d-14 of the Securities Exchange Act of 1934. (filed herewith)
31.2	Certification of Chief Financial Officer, pursuant to Rule 13a-14 and 15d-14 of the Securities Exchange Act of 1934. (filed herewith)
32.1	Certification of Chief Executive Officer and Chief Financial Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (filed herewith)

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

TWIN CITIES POWER HOLDINGS, LLC
/S/ TIMOTHY S. KRIEGER
Dated: April 7, 2014	By:	Timothy S. Krieger
Chief Executive Officer, President and Chairman of the Board (principal executive officer)

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EXHIBIT 31.1

CHIEF EXECUTIVE OFFICER CERTIFICATION

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Timothy S. Krieger, certify that:

1.	I have reviewed this Report on Form 10-K/A of Twin Cities Power Holdings, LLC;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 7, 2014

/s/ Timothy S. Krieger

Timothy S. Krieger

Chairman of the Board, Chief Executive Officer, and President

EXHIBIT 31.2

CHIEF FINANCIAL OFFICER CERTIFICATION

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Wiley H. Sharp III, certify that:

1.	I have reviewed this Report on Form 10-K/A of Twin Cities Power Holdings, LLC;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 7, 2014

/s/ Wiley H. Sharp III

Wiley H. Sharp III

Vice President – Finance and Chief Financial Officer

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. §1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment to Annual Report of Twin Cities Power Holdings, LLC (the “Company”) on Form 10-K/A for the year ended December 31 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Timothy S. Krieger, Chief Executive Officer of the Company, and I, Wiley H. Sharp III, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Timothy S. Krieger

Timothy S. Krieger

Chairman of the Board, Chief Executive Officer and President

Date: April 7, 2014

/s/ Wiley H. Sharp III

Wiley H. Sharp III

Vice President – Finance and Chief Financial Officer

Date: April 7, 2014